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As filed with the Securities and Exchange Commission on November 6, 2008

Registration No. 333-153486

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 3
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Perry Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	25-1817009 I.R.S. Employer Identification No.)

101 Lincoln Street
P.O. Box B
Marysville, PA 17053
(717) 957-2196
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Robert M. Garst
Executive Vice President
101 Lincoln Street
P.O. Box B
Marysville, PA 17053
(717) 957-2196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

HNB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	20-8456485 I.R.S. Employer Identification No.)

3rd and Market Streets
P.O. Box A
Halifax, PA 17032
(717) 896-3433
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Kirk D. Fox
Executive Vice President
3rd and Market Streets
P.O. Box A
Halifax, PA 17032
(717) 896-3433
(Name, address, including zip code, and telephone number, including area code, of agent for service)

To be consolidated into a new Pennsylvania corporation known as
 Riverview Financial Corporation

Copies of all communications to:
Nicholas Bybel, Jr., Esquire
Erik Gerhard, Esquire
Bybel Rutledge LLP
1017 Mumma Road, Suite 302
Lemoyne, PA 17043
717-731-1700

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and upon completion of the consolidation of First Perry Bancorp, Inc. and HNB Bancorp, Inc. with and into Riverview Financial Corporation.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        The bylaws of each of First Perry and HNB provide for (1) indemnification of directors, officers, employees and agents of the registrant and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, to the full extent permitted by Pennsylvania law.

        Directors and officers of each of First Perry and HNB are also insured against certain liabilities by an insurance policy obtained by First Perry and HNB.

Item 21. Exhibits and Financial Statement Schedules

        (a)   Exhibits

Exhibit No	Description of Exhibits
2.1*	Agreement and Plan of Consolidation between First Perry Bancorp, Inc. and HNB Bancorp, Inc. dated as of June 18, 2008.
3.1*	Form of Riverview Financial Corporation Articles of Incorporation.
3.2*	Form of Riverview Financial Corporation By-laws.
5.1*	Opinion of Bybel Rutledge LLP re: Validity of Securities Registered.
8.1	Tax Matters Opinion of Bybel Rutledge LLP (including consent).
10.1*	Supplement Executive Retirement Plan Agreement for Thomas N. Wasson dated March 29, 2007.
10.2*	Supplement Executive Retirement Plan Agreement for Kirk D. Fox dated March 29, 2007.
10.3*	Executive Employment Agreement between The First National Bank of Marysville and Robert M. Garst dated December 3, 2006, as amended June 18, 2008.
10.4*	Executive Employment Agreement between Halifax National Bank and Thomas N. Wasson dated January 9, 2007.
10.5*	Executive Employment Agreement between Halifax National Bank and Kirk D. Fox dated December 1, 2006, as amended June 18, 2008.
10.6*	Form of The First National Bank of Marysville Director Emeritus Agreement.
10.7*	Form of The First National Bank of Marysville Director Deferred Fee Agreement.

Exhibit No	Description of Exhibits
10.8*	First National Bank of Marysville Supplemental Executive Retirement Plan Agreement between First National Bank of Marysville and William Hummel dated January 1, 2003.
10.9*	Executive employment agreement between The First National Bank of Marysville and Paul Zwally dated June 17, 2008.
10.10*	Executive employment agreement between The First National Bank of Marysville and Robert Weilder dated June 18, 2008.
10.11*	Executive employment agreement among First Perry Bancorp, Inc., HNB Bancorp, Inc. and William Hummel dated June 18, 2008.
10.12*	Release Agreement among The First National Bank of Marysville, First Perry Bancorp, Inc., HNB Bancorp, Inc., Halifax National Bank, and William Hummel dated June 18, 2008.
23.1	Consent of Bybel Rutledge LLP (contained in Exhibit 8.1)
24.1*	Power of Attorney
99.1*	Opinion of Cedar Hill Advisors, LLC
99.2*	Opinion of Danielson Capital, LLC
99.3*	Form of Proxy for Special Meeting of Shareholders of First Perry Bancorp, Inc.
99.4*	Form of Proxy for Special Meeting of Shareholders of HNB Bancorp, Inc.

*
Previously filed

        (b)   Financial Statement Schedules

    Not applicable.

Item 22. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   (1) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marysville, Pennsylvania on November 6, 2008.

FIRST PERRY BANCORP, INC.
By:	/s/ ROBERT M. GARST Robert M. Garst Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 6, 2008.

Name	Capacity

* William L. Hummel	President and Chief Executive Officer and Director (Principal Executive Officer)
* Robert Weidler	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
* Roland R. Alexander	Director
* Arthur M. Feld	Director
* James G. Ford, II	Director
* R. Keith Hite	Director
* John M. Schrantz	Director

*By:	/s/ ROBERT M. GARST Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Halifax, Pennsylvania on November 6, 2008.

HNB BANCORP, INC.
By:	/s/ KIRK D. FOX Kirk D. Fox Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 6, 2008.

Name	Capacity

* Thomas N. Wasson	President and Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)
* Kirk D. Fox	Executive Vice President and Director
* David W. Hoover	Director
* Joseph D. Kerwin	Director
* James M. Lebo	Director
* Paul R. Reigle	Director
David A. Troutman	Director

*By:	/s/ KIRK D. FOX Kirk D. Fox Attorney-in-Fact

 EXHIBIT INDEX

Exhibit No	Description of Exhibits
2.1*	Agreement and Plan of Consolidation between First Perry Bancorp, Inc. and HNB Bancorp, Inc. dated as of June 18, 2008.
3.1*	Form of Riverview Financial Corporation Articles of Incorporation.
3.2*	Form of Riverview Financial Corporation By-laws.
5.1*	Opinion of Bybel Rutledge LLP re: Validity of Securities Registered.
8.1	Tax Matters Opinion of Bybel Rutledge LLP (including consent).
10.1*	Supplement Executive Retirement Plan Agreement for Thomas N. Wasson dated March 29, 2007.
10.2*	Supplement Executive Retirement Plan Agreement for Kirk D. Fox dated March 29, 2007.
10.3*	Executive Employment Agreement between The First National Bank of Marysville and Robert M. Garst dated December 3, 2006, as amended June 18, 2008.
10.4*	Executive Employment Agreement between Halifax National Bank and Thomas N. Wasson dated January 9, 2007.
10.5*	Executive Employment Agreement between Halifax National Bank and Kirk D. Fox dated December 1, 2006, as amended June 18, 2008.
10.6*	Form of The First National Bank of Marysville Director Emeritus Agreement.
10.7*	Form of The First National Bank of Marysville Director Deferred Fee Agreement.
10.8*	First National Bank of Marysville Supplemental Executive Retirement Plan Agreement between First National Bank of Marysville and William Hummel dated January 1, 2003.
10.9*	Executive employment agreement between The First National Bank of Marysville and Paul Zwally dated June 17, 2008.
10.10*	Executive employment agreement between The First National Bank of Marysville and Robert Weilder dated June 18, 2008.
10.11*	Executive employment agreement among First Perry Bancorp, Inc., HNB Bancorp, Inc. and William Hummel dated June 18, 2008.
10.12*	Release Agreement among The First National Bank of Marysville, First Perry Bancorp, Inc., HNB Bancorp, Inc., Halifax National Bank, and William Hummel dated June 18, 2008.
23.1	Consent of Bybel Rutledge LLP (contained in Exhibit 8.1)
24.1*	Power of Attorney
99.1*	Opinion of Cedar Hill Advisors, LLC (included as Annex D to the joint proxy statement/prospectus)
99.2*	Opinion of Danielson Capital, LLC (included as Annex E to the joint proxy statement/prospectus)
99.3*	Form of Proxy for Special Meeting of Shareholders of First Perry Bancorp, Inc.
99.4*	Form of Proxy for Special Meeting of Shareholders of HNB Bancorp, Inc.

*
Previously filed

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
SIGNATURES
SIGNATURES
EXHIBIT INDEX